SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  February 26, 1996

                           NATIONAL STEEL CORPORATION
             (Exact name of registrant as specified in its charter)

                                 DELAWARE
              (State or other jurisdiction of incorporation)

                               1-98325-0687210
          (Commission File Number)(IRS Employer Identification No.)

        4100 EDISON LAKES PARKWAY, MISHAWAKA, INDIANA  46545-3440
        (Address of principal executive offices)        Zip Code)

        Registrant s telephone number, including area code:  (219) 273-7000


        ITEM 5.   OTHER EVENTS

        National Steel Corporation issued a press release on February 26, 1996 announcing a first quarter loss.

        ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

        20.1   Press release dated February 26, 1996.


                             SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATIONAL STEEL CORPORATION

                                      By:   /s/ Carl M. Apel

                                            Carl M. Apel
                                            Corporate Controller, Accounting
                                            and Assistant Secretary


        EXHIBIT INDEX

        Exhibit     Description

        20.1     Press Release dated February 26, 1996.


        News Release

                    Media Contact:      Leon L. Judd
                                        (219) 273-7631

         Analyst/Investor Contact:      Joseph A. Rainis
                                        (219) 273-7158

        NATIONAL STEEL SEES FIRST QUARTER LOSS

        Mishawaka, IN, February 26, 1996--National Steel Corporation (NYSE:NS) today announced that its first quarter 1996 results, which are to be released in late April, will be below current estimates made by the analyst community as well as below fourth quarter 1995 results.

        "While we had anticipated approximately a break-even first quarter, some recent events have occurred which will have a further negative impact on our results," said President and Chief Executive Officer V. John Goodwin. "Pellet production at our wholly-owned subsidiary, National Steel Pellet Company (NSPC), has been negatively impacted by a fire and a bearing failure which caused an outage of eleven days. In order to avoid another bearing failure, production is being ramped up very slowly with a return to normal operating levels expected in April," Goodwin continued.

        The Company estimates that lost production and repair work at NSPC will negatively impact operating income by approximately $10 million in the first quarter of 1996. In addition, lower average steel product selling prices and higher prices for natural gas will likely reduce operating income by a similar amount.

        Headquartered in Mishawaka, Indiana, National is the nation's fourth largest integrated steel company, with annual shipments of approximately five and one-half million tons of flat rolled products. National employs approximately 9,500 people.